Exhibit 10.1

First Amendment to the

Employment Agreement

WHEREAS, First Defiance Financial Corp. (“First Defiance”) and First Federal Bank of the Midwest (“First Federal” and collectively with First Defiance, the “Companies”) entered into an Employment Agreement dated December 20, 2018 (the “Employment Agreement”) with Donald P. Hileman (the “Executive”);

WHEREAS, the Executive currently serves as President and Chief Executive Officer of both First Defiance and First Federal;

WHEREAS, the Employment Agreement permits the Executive to receive certain termination benefits if he quits for Good Reason, which includes any material change to his titles or offices without his express written consent;

WHEREAS, First Federal desires to split the role of President and Chief Executive Officer;

WHEREAS, the Executive wishes to consent to this change to his title;

NOW, THEREFORE, the Employment Agreement is hereby amended as follows:

1.                   Effective as of the date that another individual is appointed to serve as the President of First Federal, Executive shall serve as the President and Chief Executive Officer of First Defiance and as the Chief Executive Officer of First Federal.

2.                   Executive hereby consents to his removal as the President of First Federal and acknowledges that such change in his title and office will not provide him with Good Reason, as that term is defined under the Employment Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties have executed this Amendment. This Amendment shall be effective as of the date of the latest signature listed below.

Attest:	First Defiance Financial Corp.

/s/ Janel Pardi	By:	/s/ John L. Bookmyer
John L. Bookmyer

Attest:	First Federal Bank of the Midwest

/s/ Janel Pardi	By:	/s/ John L. Bookmyer
John L. Bookmyer

Attest

/s/ Paul Nungester	By:	/s/ Donald P. Hileman
Donald P. Hileman